Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD SECOND QUARTER RESULTS
AND THE APPOINTMENT OF DIRECTOR
•	Record second quarter EBITDA.

•	Record second quarter EBITDA margins.

•	Record pre-tax income and net income from continuing operations.

•	EPS from continuing operations of $0.09, normalized EPS from continuing operations of $0.13(1).

•	Free cash-flow positive for the second quarter and year-to-date.
BURLINGTON, Ontario, July 22, 2008, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended June 30, 2008. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue growth of 7.4% to $128.3 million compared to $119.4 million in 2007.

•	Internal revenue growth was 4.4%, made up of 4.1% price, 3.7% fuel and environmental surcharge, (3.4)% volume.

•	Acquisitions net of divestitures added $1.0 million of revenue or 0.9%, while the net expiration of municipal contracts accounted for a $3.7 million reduction or 3.1%.

•	Operating income and Adjusted EBITDA expanded to $16.8 million and $29.3 million with margins of 13.1% and 22.8%, respectively.
The six-month results for the period ended June 30, 2008 support our previous guidance. The year-to-date results are highlighted by:
•	Revenue growth of 14.2% to $244.9 million compared to $214.4 million in 2007.

•	Internal revenue growth was 2.8%, made up of 4.0% price, 2.9% fuel and environmental surcharge, (4.1)% volume.

•	Acquisitions net of divestitures added $19.2 million of revenue or 9.0%, while the net expiration of municipal contracts accounted for a $7.5 million reduction or 3.5%.

•	Operating income and Adjusted EBITDA expanded to $28.9 million and $53.9 million with margins of 11.8% and 22.0%, respectively.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.

Additionally, Waste Services, Inc. announced that Michael H. DeGroote, 47, has been appointed a director of the company effective July 22, 2008 for a term expiring in 2009. Mr. DeGroote is the President of Westbury International, a full-service real estate development company. He is the son of Michael G. DeGroote and the brother of Gary W. DeGroote, a director of the company. Collectively, the DeGroote family owns approximately 28.5% of our outstanding shares.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “We are pleased with the Company’s progress as we continue to improve our financial results and operational efficiency and continue to grow the business organically despite the difficult economic environment. We are excited about the opportunities in the markets in which we operate and look forward to benefiting from our strategic positioning in the near term as these markets develop. We are also pleased to have Michael H. DeGroote as part of our board and look forward to his contributions.”

2008 Outlook
Waste Services re-iterates previously issued guidance for 2008:
•	Revenue in the range of $480 million to $500 million.

•	Organic revenue growth of 3% to 4%.

•	EBITDA in the range of $110 million to $115 million.

•	Adjusted EBITDA in the range of $115 million to $120 million.

•	Operating income in the range of $55 million to $65 million.

•	Pre-tax income in the range of $20 million to $25 million.

•	Normalized EPS(1) from continuing operations in the range of $0.30 to $0.35 per share.

•	Capital spending is expected to be in the range of $55 million to $60 million.
This guidance assumes: (i) no significant deterioration in economic conditions in Florida or Canada, and (ii) no significant change in exchange rates. Guidance will be adjusted upon announcement of any unusual or non-recurring items as the year progresses.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net income (loss), as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net income (loss) from continuing operations	$4,030	$(3,170)	$9,309	$(7,787)
Income tax provision	5,003	4,407	1,570	6,144
Interest expense	7,802	10,830	18,040	20,575
Depreciation, depletion and amortization	11,620	14,341	23,410	25,699

EBITDA from continuing operations (1)	$28,455	$26,408	$52,329	$44,631

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three and six months ended June 30, 2008 and 2007 (in thousands) (unaudited):

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
EBITDA from continuing operations (1)	$28,455	$26,408	$52,329	$44,631
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	827	439	1,543	764
Other excludable expenses (3)	—	—	—	1,225

Adjusted EBITDA from continuing operations (1)	$29,282	$26,847	$53,872	$46,620

(1)
EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.

We will host an investor and analyst conference call on Wednesday, July 23, 2008 at 8:30 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 800-706-7745 (US and Canada) or 617-614-3472 (International) and enter passcode number 64636817. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until August 6, 2008 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 94291561. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$128,282	$119,421	$244,890	$214,420

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	83,605	78,499	160,149	141,266
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	16,505	14,678	32,869	29,110
Depreciation, depletion and amortization	11,620	14,341	23,410	25,699
Foreign exchange gain and other	(283)	(164)	(457)	(587)

Income from operations	16,835	12,067	28,919	18,932
Interest expense	7,802	10,830	18,040	20,575

Income (loss) from continuing operations before income taxes	9,033	1,237	10,879	(1,643)
Income tax provision	5,003	4,407	1,570	6,144

Net income (loss) from continuing operations	4,030	(3,170)	9,309	(7,787)
Net income from discontinued operations, net of income tax provision of $301 for the six months ended June 30, 2008 and nil for all other periods	—	957	461	963
Gain (loss) on sale of discontinued operations, net of income tax provision (benefit) of $(64) and $4,485 for the three and six months ended June 30, 2008, respectively and nil for all other periods	(100)	(12,192)	6,869	(11,254)

Net income (loss)	$3,930	$(14,405)	$16,639	$(18,078)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share — continuing operations	$0.09	$(0.07)	$0.20	$(0.17)
Earnings (loss) per share — discontinued operations	—	(0.25)	0.16	(0.22)

Basic and diluted earnings (loss) per share	$0.09	$(0.32)	$0.36	$(0.39)

Weighted average common shares outstanding
Basic	46,075	45,973	46,075	45,973
Diluted	46,075	45,973	46,084	45,973

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands of US dollars)
Balance Sheet Data:

	June 30,	December 31,
	2008	2007

Cash	$33,548	$20,706
Current assets	$107,948	$99,406
Total assets	$899,556	$938,488
Current liabilities	$86,941	$95,375
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	231,410	273,910
Senior subordinated notes	160,000	160,000
Other notes	9,919	10,530

Total debt	$401,329	$444,440
Shareholders’ equity	$363,197	$350,595
Cash Flow Data:

	Six Months Ended June 30,
	2008	2007

Cash flows provided by continuing operations	$21,481	$20,376
Cash flows provided by (used in) investing activities for continuing operations	$33,767	$(47,183)
Cash flows provided by (used in) financing activities of continuing operations	$(43,225)	$33,638
Capital expenditures from continuing operations	$20,399	$21,858

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Revenue Growth
For The Three Months Ended June 30, 2008
(in thousands)

Total Revenue, June 30, 2007	$119,421
Impact on revenue from changes in:
Price	9,259	7.8%
Volume	(4,023)	-3.4%
Acquisition/Disposition	1,032	0.9%
Gain/Loss of Contracts	(3,679)	-3.1%
Other	411	0.3%
Foreign currency impact	5,861	4.9%

Total Revenue, June 30, 2008	$128,282

Waste Services, Inc.
Revenue Growth
For The Six Months Ended June 30, 2008
(in thousands)

Total Revenue, June 30, 2007	$214,420
Impact on revenue from changes in:
Price	14,718	6.9%
Volume	(8,818)	-4.1%
Acquisition/Disposition	19,215	9.0%
Gain/Loss of Contracts	(7,500)	-3.5%
Other	(1,101)	-0.5%
Foreign currency impact	13,956	6.5%

Total Revenue, June 30, 2008	$244,890

COUNTRY DATA
(In thousands)

	Three Months Ended June 30, 2008
	US		Canada		Total

Revenue	$60,774	100.0%	$67,508	100.0%	$128,282	100.0%
Operating expenses:
Cost of operations	39,468	64.9%	44,137	65.4%	83,605	65.2%
Selling, general and administrative expense	8,309	13.7%	8,196	12.1%	16,505	12.9%
Depreciation, depletion and amortization	6,635	10.9%	4,985	7.4%	11,620	9.1%
Foreign exchange gain and other	(282)	-0.4%	(1)	0.0%	(283)	-0.3%

Income from continuing operations	$6,644	10.9%	$10,191	15.1%	$16,835	13.1%

	Three Months Ended June 30, 2007
	US		Canada		Total

Revenue	$63,563	100.0%	$55,858	100.0%	$119,421	100.0%
Operating expenses:
Cost of operations	41,901	65.9%	36,598	65.5%	78,499	65.7%
Selling, general and administrative expense	8,049	12.7%	6,629	11.9%	14,678	12.3%
Depreciation, depletion and amortization	9,373	14.7%	4,968	8.9%	14,341	12.0%
Foreign exchange gain and other	(120)	-0.2%	(44)	-0.1%	(164)	-0.1%

Income from continuing operations	$4,360	6.9%	$7,707	13.8%	$12,067	10.1%

WASTE SERVICES, INC.
UNAUDITED COUNTRY DATA- (Continued)
(In thousands)

	Six Months Ended June 30, 2008
	US		Canada		Total

Revenue	$120,862	100.0%	$124,028	100.0%	$244,890	100.0%
Operating expenses:
Cost of operations	78,384	64.9%	81,765	65.9%	160,149	65.4%
Selling, general and administrative expense	16,408	13.6%	16,461	13.3%	32,869	13.4%
Depreciation, depletion and amortization	13,482	11.2%	9,928	8.0%	23,410	9.6%
Foreign exchange (gain) loss and other	(482)	-0.5%	25	0.0%	(457)	-0.2%

Income from continuing operations	$13,070	10.8%	$15,849	12.8%	$28,919	11.8%

	Six Months Ended June 30, 2007
	US		Canada		Total

Revenue	$113,760	100.0%	$100,660	100.0%	$214,420	100.0%
Operating expenses:
Cost of operations	73,837	64.9%	67,429	67.0%	141,266	65.9%
Selling, general and administrative expense	16,179	14.2%	12,931	12.8%	29,110	13.6%
Depreciation, depletion and amortization	16,763	14.7%	8,936	8.9%	25,699	12.0%
Foreign exchange gain and other	(332)	-0.2%	(255)	-0.2%	(587)	-0.3%

Income from continuing operations	$7,313	6.4%	$11,619	11.5%	$18,932	8.8%